EXHIBIT 21


                  21.  Subsidiaries of the Corporation at December 31, 1996:


                                 Incorporate in             Percent Owned
Subsidiary                        the State of            by the Corporation
----------                       --------------           ------------------

Beverly National Bank             Massachusetts                   100%

Cabot Street Realty Trust         Massachusetts                   100%